UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

 Date of report (Date of earliest event reported):  April 16, 2020

SOUTH JERSEY GAS COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	0-22211	21-0398330
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 South Jersey Plaza, Folsom, NJ 08037
(Address of principal executive offices) (Zip Code)

(609) 561-9000
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Exchange Act)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                          ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 16, 2020, South Jersey Gas Company (the “Company”) entered into a Note Purchase Agreement between the Company and the purchasers named therein (the “Note Purchase Agreement”), which provides for the Company to issue and sell its Senior Secured Notes, Series F, 2020 (the “Notes”) in the aggregate principal amount of $525,000,000, in three Tranches, as follows: (a) Senior Secured Notes, Series F, 2020, Tranche A due April 16, 2030 in the aggregate principal amount of $150,000,000 (the “Tranche A Notes”); (b) Senior Secured Notes, Series F, 2020, Tranche B due April 16, 2050 in the aggregate principal amount of $250,000,000 (the “Tranche B Notes”); and (c) Senior Secured Notes, Series F, 2020, Tranche C expected to be due October 1, 2050 in the aggregate principal amount of $125,000,000 (the “Tranche C Notes”).  All of the Tranche A Notes and the Tranche B Notes were issued on April 16, 2020, and the Tranche C Notes are expected to be issued on October 1, 2020.

The Notes are being issued under Company's Indenture of Trust dated as of October 1, 1998, as supplemented and amended, between the Company and The Bank of New York Mellon, as trustee (the “Note Trustee”).

The Tranche A Notes are due and payable on April 16, 2030, and bear interest at the rate of 3.28% per annum, payable semiannually on April 16 and October 16 of each year, commencing on October 16, 2020.  The Tranche B Notes are due and payable on April 16, 2050, and bear interest at the rate of 3.93% per annum, payable semiannually on April 16 and October 16 of each year, commencing on October 16, 2020.

The Notes are being secured by first mortgage bonds issued pursuant to the Company’s Supplemental Indenture Amending and Restating First Mortgage Indenture, as amended and supplemented (the “Mortgage”), dated as of January 23, 2017 between the Company and The Bank of New York Mellon, as trustee, as further supplemented by that Second Supplemental Indenture dated as of April 16, 2020 (the “Second Supplement”).

The Second Supplement authorizes a series of first mortgage bonds under the Mortgage, First Mortgage Bonds, Series F (the “Series F Bonds”) in the aggregate principal amount of $525,000,000, to be issued in three tranches: Series F, Tranche A (the “Tranche A Bond”) in the aggregate principal amount of $150,000,000; Series F, Tranche B (the “Tranche B Bond”) in the aggregate principal amount of $250,000,000; and Series F, Tranche C (the “Tranche C Bond”) in the aggregate principal amount of $125,000,000.   In conjunction with the issuance of the Tranche A Notes and Tranche B Notes, on April 16, 2020, a Tranche A Bond in the aggregate principal amount of $150,000,000 was issued to the Note Trustee as security for the Tranche A Notes, and a Tranche B Bond in the aggregate principal amount of $250,000,000 was issued to the Note Trustee as security for the Tranche B Notes.  When the Tranche C Notes are issued, a Tranche C Bond in the aggregate principal amount of $125,000,000 is also expected to be issued to the Note Trustee as security for the Tranche C Notes.

The Company may prepay, at any time or from time to time, all or any portion of the Notes, in an amount not less than 5% of the aggregate principal amount of all of the Notes then outstanding in the case of a partial prepayment, together with interest accrued thereon to the date of such prepayment as well as a “make-whole amount,” to be calculated as provided in the Note Purchase Agreement.

Both the Notes, in conjunction with the Note Indenture and the Note Purchase Agreement, and the Series F Bonds, in conjunction with the Mortgage and the Second Supplement, provide for customary events of default, which include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest and the breach of other agreements in the respective documents.

The proceeds from the sale of the Tranche A Notes and Tranche B Notes will principally be used to repay short-term indebtedness and for general corporate purposes.

A copy of the Second Supplement (including forms of each of the three Tranches of Series F Bonds), the forms of the Tranche A Notes, the Tranche B Notes and the Tranche C Notes and the Note Purchase Agreement are filed as Exhibits 4.1, 4.2, 4.3, 4.4 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01. The foregoing summaries of the Second Supplement, the forms of Series F Bonds and Notes and the Note Purchase Agreement are qualified in their entirety by reference to the text of such documents filed herewith.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

4.1
Second Supplemental Indenture, dated as of April 16, 2019, between South Jersey Gas Company and The Bank of New York Mellon, as Trustee, including forms of the Series F, Tranche A Bonds, the Series F, Tranche B Bonds and the Series F, Tranche C Bonds.

4.2	Form of Senior Secured Note, Series F, 2020, Tranche A.

4.3	Form of Senior Secured Note, Series F, 2020, Tranche B.

4.4	Form of Senior Secured Note, Series F, 2020, Tranche C.

10.1	Note Purchase Agreement, dated as of April 16, 2020, between South Jersey Gas Company and the purchasers listed therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH JERSEY GAS COMPANY

Dated: April 20, 2020	By:	/s/ Cielo Hernandez
Cielo Hernandez Treasurer